Exhibit 23.4

14 May, 2025

Charming Medical Limited

Suite 1803-06, 18/F

Hang Lung Centre

2-20 Paterson Street

Causeway Bay

Hong Kong

Re: Consent of East & Concord Partners in Connection with Registration Statement on Form F-1

Ladies and Gentlemen,

Reference is made to the registration statement on Form F-1 (the “Registration Statement”) filed by Charming Medical Limited (the “Company”) with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, in connection with its proposed initial public offering (the “Proposed IPO”).

We hereby consent to the use of and references to our name in the form and context in which they are respectively included (i) in the Registration Statement and any amendments thereto; and (ii) in related written correspondence with the SEC to the extent necessary to respond to the SEC’s comments.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings by the Company for the use of our name as cited for the above-mentioned purposes.

[Signature page follows]

Yours faithfully,

For and on behalf of
East & Concord Partners

/s/ East & Concord Partners